EXHIBIT 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000, relating to the consolidated financial statements of Equistar Chemicals, LP, which appears in the Millennium Chemicals Inc. Annual Report on Form 10-K for the year ended December 31, 1999.



PRICEWATERHOUSECOOPERS LLP
Houston, Texas
February 19, 2001